Exhibit (a)(5)(lxxxix)

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ORACLE CORPORATION, a Delaware corporation, and PEPPER ACQUISITION CORP., a Delaware corporation,

Plaintiffs,

v.

PEOPLESOFT, INC., a Delaware corporation, CRAIG A. CONWAY, DAVID A. DUFFIELD, ANEEL BHUSRI, STEVEN D. GOLDBY, A. GEORGE BLATTE, FRANK J. FANZILLI, CYRIL J. YANSOUNI, and J.D. EDWARDS & COMPANY, a Delaware corporation,

Defendants.

) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20377 NC

NOTICE OF MOTION

TO:	Donald J. Wolfe, Esquire	Bruce E. Jameson, Esquire
	Peter J. Walsh, Esquire	Prickett Jones & Elliott, P.A.
	Potter, Anderson & Corroon LLP	1310 King Street
	1313 North Market Street	Wilmington, Delaware 19899
Wilmington, Delaware 19899

PLEASE TAKE NOTICE that the attached Revised Motion for Leave to File Amended Complaint will be presented to the Court at the convenience of the Court and counsel.

OF COUNSEL:

Michael P. Carroll

Joel M. Cohen

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

David M. Balabanian

Stephen D. Hibbard

Geoffrey M. Howard

Jason A. Yurasek

Bingham McCutchen LLP

Three Embarcadero Center

San Francisco, CA 94111

Dorian Daley

Oracle Corporation

500 Oracle Parkway

Redwood Shores, CA 94065

Allen M. Terrell, Jr. (#709)

Daniel A. Dreisbach (#2583)

Brock E. Czeschin (#3938)

James H. McMackin, III (#4282)

Dawn N. Zubrick (#4327)

Richards, Layton & Finger, P.A.

One Rodney Square

Wilmington, Delaware 19899

(302) 651-7700

Attorneys for Plaintiffs

Dated: December 8, 2003

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ORACLE CORPORATION, a Delaware corporation, and PEPPER ACQUISITION CORP., a Delaware corporation,

Plaintiffs,

v.

PEOPLESOFT, INC., a Delaware corporation, CRAIG A. CONWAY, DAVID A. DUFFIELD, ANEEL BHUSRI, STEVEN D. GOLDBY, A. GEORGE BLATTE, FRANK J. FANZILLI, CYRIL J. YANSOUNI, and J.D. EDWARDS & COMPANY, a Delaware corporation,

Defendants.

) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20377 NC

REVISED MOTION FOR LEAVE

TO FILE AMENDED COMPLAINT

Plaintiffs Oracle Corporation and Pepper Acquisition Corp. (collectively, “Oracle” or “Plaintiffs”) hereby revise their Motion for Leave to File Amended Complaint, filed November 10, 2003, and move the Court, pursuant to Court of Chancery Rule 15(a), for an Order in the form attached hereto granting Plaintiffs leave to file an Amended Complaint for Declaratory and Injunctive Relief (“Amended Complaint”) in the form attached hereto as Exhibit 1.1 The grounds for this motion are as follows:

1. Plaintiffs have learned of the existence of additional facts concerning the PeopleSoft Board’s inappropriate efforts to impede Oracle’s Tender Offer and further entrench

(1)	Pursuant to Court of Chancery Rule 15(aa), a black–lined copy of the Amended Complaint reflecting changes from the Complaint filed on June 18, 2003 is attached hereto as Exhibit 2.

itself in office. As detailed in the proposed Amended Complaint, PeopleSoft has revised its customer assurance program, amended its bylaws and taken other actions intended to thwart Oracle’s offer and/or impede a potential proxy contest for control of the company. These and other additional facts support the assertion of additional theories of relief and the revision of certain paragraphs of Oracle’s complaint.

2. It is well-established that leave to amend a pleading “shall be freely given when justice so requires.” Ch. Ct. R. 15(a); see also Tomczak v. Morton Thiokol, Inc., Del. Ch., C.A. No. 7861, slip op. at 3, Hartnett, V.C. (Sept. 26, 1985) (“Generally, leave to amend will be granted freely unless there is evidence of undue prejudice or undue delay.”) (citing Foman v. Davis, 371 U.S. 178 (1962)) (attached hereto as Exhibit 3).

3. For the foregoing reasons, Plaintiffs’ Revised Motion for Leave to File Amended Complaint should be granted.

OF COUNSEL:

Michael P. Carroll

Joel M. Cohen

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

David M. Balabanian

Stephen D. Hibbard

Geoffrey M. Howard

Jason A. Yurasek

Bingham McCutchen LLP

Three Embarcadero Center

San Francisco, CA 94111

Dorian Daley

Oracle Corporation

500 Oracle Parkway

Redwood Shores, CA 94065

Allen M. Terrell, Jr. (#709)

Daniel A. Dreisbach (#2583)

Brock E. Czeschin (#3938)

James H. McMackin, III (#4282)

Dawn N. Zubrick (#4327)

Richards, Layton & Finger, P.A.

One Rodney Square

Wilmington, Delaware 19899

(302) 651-7700

Attorneys for Plaintiffs

Dated: December 8, 2003

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

ORACLE CORPORATION, a Delaware corporation, and PEPPER ACQUISITION CORP., a Delaware corporation,

Plaintiffs,

v.

PEOPLESOFT, INC., a Delaware corporation, CRAIG A. CONWAY, DAVID A. DUFFIELD, ANEEL BHUSRI, STEVEN D. GOLDBY, A. GEORGE BLATTE, FRANK J. FANZILLI, CYRIL J. YANSOUNI, and J.D. EDWARDS & COMPANY, a Delaware corporation,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 20377 NC

ORDER

This              day of                             , 2003, the Court having considered the revised motion of Plaintiffs for leave to file an amended complaint:

1. Plaintiffs are hereby given leave to file their Amended Complaint; and

2. Defendants shall move, answer or otherwise respond to Plaintiffs’ Amended Complaint within twenty (20) days of the service thereof or at such earlier time as may be further ordered by the Court.

Vice Chancellor

5